Exhibit 99.1

Envestnet Reports Fourth Quarter and Full Year 2011 Financial Results

Chicago, IL – February 23, 2012 – Envestnet (NYSE: ENV), a leading provider of wealth management software and services to financial advisors, today reported financial results for its fourth quarter and full year ended December 31, 2011.

Key Financial Metrics	Fourth Quarter		%	Full Year		%
(in millions except per share data)	2011	2010	Change	2011	2010	Change
Revenues from AUM/A	$24.6	$21.8	12%	$99.2	$76.0	31%
Total Revenues	$30.5	$27.6	11%	$123.2	$98.1	26%
Adjusted EBITDA(1)	$6.5	$5.5	18%	$27.4	$18.1	51%
Adjusted Net Income per Share(1)	$0.11	$0.08	38%	$0.42	$0.27	56%

Financial results for the fourth quarter of 2011 compared to the fourth quarter of 2010:

•

Revenues from assets under management (AUM) or assets under administration (AUA) increased 12% to $24.6 million for the fourth quarter of 2011 from $21.8 million for the fourth quarter of 2010; total revenues, which includes licensing and professional services fees, increased 11% to $30.5 million for the fourth quarter of 2011 from $27.6 million for the fourth quarter of 2010

•

Net income attributable to common stockholders increased 111% to $1.8 million, or $0.06 per diluted share, for the fourth quarter of 2011 compared to $0.9 million, or $0.03 per diluted share, for the fourth quarter of 2010

•	Adjusted EBITDA(1) increased 18% to $6.5 million for the fourth quarter of 2011 from $5.5 million for the fourth quarter of 2010

•	Adjusted Net Income(1) increased 40% to $3.5 million, or $0.11 per diluted share, for the fourth quarter of 2011 from $2.5 million, or $0.08 per diluted share, for the fourth quarter of 2010

Financial results for full year 2011 compared to 2010:

•

Revenues from AUM/A increased 31% to $99.2 million for 2011 from $76.0 million for 2010; total revenues, which includes licensing and professional services fees, increased 26% to $123.2 million for 2011 from $98.1 million for 2010

•

Net income attributable to common stockholders was $7.6 million, or $0.23 per diluted share, for 2011 compared to a net loss attributable to common stockholders of $(1.0) million, or $(0.05) per diluted share, for 2010

•	Adjusted EBITDA(1) increased 51% to $27.4 million for 2011 from $18.1 million for 2010

•	Adjusted Net Income(1) increased to $13.8 million, or $0.42 per diluted share, for 2011 from $8.3 million, or $0.27 per diluted share, for 2010

“We delivered strong growth in revenue from assets under management or administration during 2011,” said Jud Bergman, founder and chief executive officer of Envestnet. “Deepening our existing advisor relationships will be core to our growth strategy in 2012, with opportunities to accelerate that growth through strategic activity that leverages our scale, expands our investment capabilities, and broadens the software tools that enable advisors to build their business efficiently.”

“We are helping advisors transform the wealth management industry to a fully-transparent, unconflicted fiduciary standard of care for investors. We plan to grow by continually empowering advisors to achieve excellence in portfolio and practice management through our integrated wealth management solutions,” concluded Mr. Bergman.

Key Operating Metrics	December 31,		%
(assets in billions)	2011	2010	Change
Assets under management (AUM)	$22.9	$14.5	58%
Assets under administration (AUA)	$47.1	$49.2	-4%
Accounts (AUM/A)	340,674	306,825	11%
Advisors (AUM/A)	13,887	13,833	0%

Key Operating Metrics as of and for the quarter ended December 31, 2011:

•	AUM of $22.9 billion, up 58% from December 31, 2010

•	AUA of $47.1 billion, down 4% from December 31, 2010

•	Advisors (AUM/A only) served totaled 13,887

•	Gross sales of AUM/A of $7.3 billion, resulting in net flows of $2.4 billion

The following table summarizes the changes in AUM and AUA for the quarter ended December 31, 2011:

In Millions Except Account Data	9/30/11	Gross Sales	Redemp- tions	Net Flows	Market Impact	FundQuest	12/31/11
Assets under Management (AUM)	$15,560	$1,916	$(1,256)	$660	$891	$5,825	$22,936
Assets under Administration (AUA)	50,607	5,332	(3,564)	1,768	2,074	(7,301)	47,148

Total AUM/A	$66,167	$7,248	$(4,820)	$2,428	$2,965	$(1,476)	$70,084

Fee-Based Accounts	337,173	32,659	(19,104)	13,555		(10,054)	340,674

During the fourth quarter, the Company added $2.1 billion of conversions, which are included in the above AUM/A gross sales figures. The Company added an additional $0.1 billion in conversions under licensing agreements.

On December 13, 2011, the Company closed on its acquisition of FundQuest. At that time, $5.8 billion of FundQuest assets previously reported by the Company as AUA were reclassified to AUM. Also during the fourth quarter, one of FundQuest’s clients with $1.5 billion in assets transitioned to licensing for a flat fee and is no longer reflected in the Company’s AUA at December 31, 2011.

Review of Financial Results

The Company’s financial results for 2011 reflect the consolidation of FundQuest for the period December 13, 2011 through December 31, 2011. In connection with the acquisition, the platform services agreement between FundQuest and the Company terminated on December 13, 2011. The termination of the agreement resulted in the elimination of the customer inducement asset and liability previously reflected on the Company’s balance sheet. The acquisition did not have a material impact on the Company’s non-GAAP financial measures for the quarter and year ended December 31, 2011.

Total revenues increased 11% to $30.5 million for the fourth quarter of 2011 from $27.6 million for the fourth quarter of 2010. The increase was primarily due to a 12% increase in revenues from assets under management or administration to $24.6 million from $21.8 million in the prior year period.

Total operating expenses in the fourth quarter of 2011 increased 10% to $28.1 million from $25.7 million in the prior year period. After certain non-GAAP adjustments(2) included in our Adjusted EBITDA reconciliation, total operating expenses increased 7% compared to the prior year. Cost of revenues increased 11% to $10.4 million in the fourth quarter of 2011 from $9.3 million in the fourth quarter of 2010 due to the increase in revenue from AUM or AUA. Compensation and benefits decreased 2% to $9.6 million in the fourth quarter of 2011 from $9.8 million in the prior year period. General and administration expenses increased 22% to $6.0 million in the fourth quarter of 2011 from $5.0 million in the prior year period.

Income from operations was $2.5 million for the fourth quarter of 2011 compared to $1.9 million for the fourth quarter of 2010. Net income attributable to common stockholders was $1.8 million, or $0.06 per diluted share, for the fourth quarter of 2011 compared to $0.9 million, or $0.03 per diluted share, for the fourth quarter of 2010.

Adjusted EBITDA(1) in the fourth quarter of 2011 was $6.5 million, up 18% from $5.5 million in the prior year period, reflecting expanding margins. Adjusted Operating Income(1) was $5.1 million, up 18% from $4.3 million in the prior year period. Adjusted Net Income(1) was $3.5 million, compared to $2.5 million in the fourth quarter of 2010. Adjusted Net Income Per Share(1) was $0.11 per diluted share, compared to $0.08 per diluted share in the fourth quarter of 2010.

Conference Call

The Company will host a conference call to discuss fourth quarter 2011 financial results today at 5:00 p.m. ET. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast. This information and the live webcast can be accessed from the Company’s investor relations website at http://ir.envestnet.com/. The conference call can also be accessed live over the phone by dialing (888) 539-3694, or (719) 457-2689 for international callers. A replay will be available beginning one hour after the call and can be accessed from the Company’s investor relations website, or by dialing (877) 870-5176, or (858) 384-5517 for international callers; the conference ID is 7194293. The dial-in replay will be available for one week and the webcast replay will be available for one month following the date of the conference call.

About Envestnet

Envestnet, Inc. is a leading provider of wealth management software and services to financial advisors. Envestnet’s Advisor Suite software empowers advisors to better manage client outcomes and strengthen their practice. Envestnet offers advanced portfolio solutions through its Portfolio Management Consultants group (“PMC”). Envestnet Reporting Solutions also gives advisors an in-depth view of clients’ various investments, empowering them to give holistic, personalized advice. Envestnet is headquartered in Chicago with offices in: New York, New York; Denver, Colorado; Sunnyvale, California; Boston, Massachusetts; Landis, North Carolina; and Trivandrum, India. For more information on Envestnet, please go to http://www.envestnet.com or call our toll free number: (855) 769-0806.

(1) Non-GAAP Financial Measures

“Adjusted EBITDA” represents net income (loss) before interest income, interest expense, income tax provision (benefit), depreciation and amortization, non-cash stock-based compensation expense, unrealized gain (loss) on investments, other income, restructuring charges and transaction costs, severance, bad debt expense, customer inducement costs and impairment, and litigation related expense.

“Adjusted operating income” represents income (loss) from operations before non-cash stock-based compensation expense, restructuring charges and transaction costs, severance, amortization of acquired intangibles, bad debt expense, customer inducement costs and impairment, contract settlement charges and litigation related expense.

“Adjusted net income” represents net income (loss) before non-cash stock-based compensation expense, restructuring expense and transaction costs, severance, amortization of acquired intangibles, bad debt expense, customer inducement costs and impairment, contract settlement charges, contract settlement – reversal of deferred taxes, other income, imputed interest expense and litigation related expense. Reconciling items are tax effected using the income tax rates in effect on the applicable date.

“Adjusted net income per share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding.

See reconciliation of Non-GAAP Financial Measures at the end of this press release. These measures should not be viewed as a substitute for net income determined in accordance with United States generally accepted accounting principles (GAAP).

(2) Adjustments include stock-based compensation expense, restructuring charges and transaction costs, severance, impairment of customer inducement asset and litigation related expense. See the Reconciliation of Non-GAAP Financial Measures – Adjusted EBITDA table for 2011 and 2010 amounts.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s (the “Company”) expected financial performance and outlook, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, fluctuations in the Company’s revenue, the concentration of nearly all of the Company’s revenues from the delivery of investment solutions and services to clients in the financial advisory industry, the Company’s reliance on a limited number of clients for a material portion of its revenue, the renegotiation of fee percentages or termination of the Company’s services by its clients, the Company’s ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, the impact of market and economic conditions on the Company’s revenues, compliance failures, regulatory actions against the Company, the failure to protect the Company’s intellectual property rights, the Company’s inability to successfully execute the conversion of its clients’ assets from their technology platform to the Company’s technology platform in a timely and accurate manner, general economic, political and regulatory conditions, as well as management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of February 23, 2012 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share information)

(Unaudited)

	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$64,909	$67,668
Fees receivable	9,644	9,135
Deferred tax assets, net	192	107
Prepaid expenses and other current assets	4,040	2,026

Total current assets	78,785	78,936

Property and equipment, net	11,091	9,713
Internally developed software, net	3,524	3,621
Intangible assets, net	12,225	1,330
Goodwill	22,223	2,031
Deferred tax assets, net	6,692	13,649
Customer inducements	—	30,400
Other non-current assets	3,162	2,188

Total assets	$137,702	$141,868

Liabilities and Stockholders’ Equity
Current liabilities:
Accrued expenses	$14,919	$12,859
Accounts payable	1,974	1,707
Customer inducements payable	—	1,000
Note payable	171	159
Deferred revenue	79	232

Total current liabilities	17,143	15,957

Deferred rent liability	1,414	1,244
Lease incentive liability	2,933	2,771
Customer inducements payable	—	18,806
Note payable	—	159
Other non-current liabilities	573	612

Total liabilities	22,063	39,549

Stockholders’ equity
Preferred stock	—	—
Common stock, par value $0.005, 500,000,000 shares authorized as of December 31, 2011 and 2010, respectively; 43,515,899 and 43,068,371 shares issued as of December 31, 2011 and 2010, respectively; 31,810,726 and 31,368,822 shares outstanding as of December 31, 2011 and 2010, respectively	218	215
Additional paid-in capital	163,584	157,778
Accumulated deficit	(37,742)	(45,347)
Treasury stock at cost, 11,705,173 and 11,699,549 shares as of December 31, 2011 and 2010, respectively	(10,421)	(10,327)

Total stockholders’ equity	115,639	102,319

Total liabilities and stockholders’ equity	$137,702	$141,868

Envestnet, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share information)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenues:
Assets under management or administration	$24,567	$21,839	$99,236	$75,951
Licensing and professional services	5,975	5,764	23,942	22,101

Total revenues	30,542	27,603	123,178	98,052

Operating expenses:
Cost of revenues	10,357	9,321	42,831	31,444
Compensation and benefits	9,612	9,837	40,305	37,027
General and administration	6,047	4,962	21,856	21,607
Depreciation and amortization	1,700	1,493	6,376	5,703
Restructuring charges	381	46	434	961

Total operating expenses	28,097	25,659	111,802	96,742

Income from operations	2,445	1,944	11,376	1,310

Other income (expense):
Interest income	12	30	77	149
Interest expense	(165)	(243)	(786)	(564)
Other income	—	—	1,100	—
Other expense	(1,183)	—	(1,183)	—
Gain (loss) on investments	—	5	(4)	12

Total other income (expense)	(1,336)	(208)	(796)	(403)

Income before income tax provision	1,109	1,736	10,580	907

Income tax (benefit) provision	(720)	869	2,975	1,533

Net income (loss)	1,829	867	7,605	(626)
Less preferred stock dividends	—	—	—	(422)
Less net income allocated to participating preferred stock	—	—	—	—

Net income (loss) attributable to common stockholders	$1,829	$867	$7,605	$(1,048)

Net income (loss) per share attributable to common stockholders:
Basic	$0.06	$0.03	$0.24	$(0.05)

Diluted	$0.06	$0.03	$0.23	$(0.05)

Weighted average common shares outstanding:
Basic	31,803,862	31,366,044	31,643,390	20,805,911

Diluted	32,539,215	32,979,172	32,863,834	20,805,911

Envestnet, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands, unaudited)

	Year Ended
	December 31,
	2011	2010
OPERATING ACTIVITIES:
Net income (loss)	$7,605	$(626)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,376	5,703
Amortization of customer inducements	4,568	3,238
Deferred rent and lease incentive	332	58
Provision for doubtful accounts	—	2,668
Loss (gain) on investments	4	(12)
Impairment of customer inducement asset	1,357	—
Deferred income taxes	2,162	1,215
Stock-based compensation	3,062	1,731
Interest expense	786	564
Changes in operating assets and liabilities:
Fees receivable	1,940	(3,718)
Prepaid expenses and other current assets	(1,988)	(599)
Other non-current assets	(1,006)	(52)
Customer inducements	(1,000)	(11,300)
Accrued expenses	802	2,437
Accounts payable	267	(185)
Deferred revenue	(507)	208
Other non-current liabilities	(39)	137

Net cash provided by operating activities	24,721	1,467

INVESTING ACTIVITIES:
Purchase of property and equipment	(4,798)	(4,169)
Capitalization of internally developed software	(1,482)	(1,340)
Repayment of notes payable	(162)	—
Proceeds from repayment of notes receivable	—	985
Increase in notes receivable	—	(90)
Proceeds from investments	28	30
Acquisition of businesses, net of cash acquired	(23,719)	(917)

Net cash used in investing activities	(30,133)	(5,501)

FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2,747	1,925
Proceeds from issuance of preferred stock	—	1,525
Net proceeds from issuance of common stock	—	42,066
Purchase of treasury stock	(94)	(3,993)
Preferred stock dividends	—	(1,346)

Net cash provided by financing activities	2,653	40,177

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,759)	36,143

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	67,668	31,525

CASH AND CASH EQUIVALENTS, END OF PERIOD	$64,909	$67,668

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net income (loss)	$1,829	$867	$7,605	$(626)
Add (deduct):
Interest income	(12)	(30)	(77)	(149)
Interest expense	165	243	786	564
Income tax (benefit) provision	(720)	869	2,975	1,533
Depreciation and amortization	1,700	1,493	6,376	5,703
Stock-based compensation expense	703	623	3,062	1,731
Unrealized (gain) loss on investments	—	(5)	4	(12)
Other income	—	—	(1,100)	—
Restructuring charges and transaction costs	689	46	1,054	961
Severance	25	133	698	570
Impairment of customer inducement asset	—	—	174	—
Contract settlement charges	1,183	—	1,183	—
Bad debt expense	—	—	—	2,668
Customer inducement costs	948	1,308	4,568	3,239
Litigation related expense	13	—	128	1,933

Adjusted EBITDA	$6,523	$5,547	$27,436	$18,115

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Income from operations	$2,445	$1,944	$11,376	$1,310
Add:
Stock-based compensation expense	703	623	3,062	1,731
Restructuring charges and transaction costs	689	46	1,054	961
Severance	25	133	698	570
Impairment of customer inducement asset	—	—	174	—
Amortization of acquired intangibles	295	283	935	1,116
Bad debt expense	—	—	—	2,668
Customer inducement costs	948	1,308	4,568	3,239
Litigation related expense	13	—	128	1,933

Adjusted operating income	$5,118	$4,337	$21,995	$13,528

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures (continued)

(In thousands, except share and per share information; unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011*	2010*	2011*	2010*
Net income (loss)	$1,829	$867	$7,605	$(626)
Add (deduct):
Stock-based compensation expense	420	388	1,831	1,077
Restructuring charges and transaction costs	412	29	630	598
Severance	15	82	417	355
Amortization of acquired intangibles	176	176	559	694
Impairment of customer inducement asset	—	—	104	—
Bad debt expense	—	—	—	2,668
Customer inducement costs	567	814	2,732	2,015
Contract settlement charges	1,183	—	1,183	—
Contract settlement—reversal of deferred taxes	(1,187)	—	(1,187)	—
Other income	—	—	(658)	—
Imputed interest expense	97	158	461	340
Litigation related expense	8	—	77	1,202

Adjusted net income	3,520	2,514	13,754	8,323
Less: Preferred stock dividends	—	—	—	(422)
Less: Net income allocated to participating preferred stock	—	—	—	(2,069)

Adjusted net income attributable to common stockholders	$3,520	$2,514	$13,754	$5,832

Basic number of weighted-average shares outstanding	31,803,862	31,366,044	31,643,390	20,805,911
Effect of dilutive shares:
Options to purchase common stock	711,986	1,269,535	974,192	992,753
Restricted stock	598	—	34,757	—
Common warrants	22,769	343,593	211,495	154,364

Diluted number of weighted-average shares outstanding	32,539,215	32,979,172	32,863,834	21,953,028

Adjusted net income per share	$0.11	$0.08	$0.42	$0.27

*	Adjustments, excluding bad debt expense, contract settlement charges and contract settlement—reversal of deferred taxes, are tax effected using an income tax rate of 40.2% and 37.8% for 2011 and 2010, respectively.

Envestnet, Inc.

Historical Assets, Accounts and Advisors

(in millions, except account and advisor data; unaudited)

	As of
	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011
Platform Assets
Assets Under Management (AUM)	$14,486	$15,635	$16,493	$15,560	$22,936
Assets Under Administration (AUA)	49,202	53,115	54,261	50,607	47,148

Subtotal AUM/A	63,688	68,750	70,754	66,167	70,084
Licensing	75,668	83,538	68,531	61,571	69,514

Total Platform Assets	$139,356	$152,288	$139,285	$127,738	$139,598

Platform Accounts
AUM	65,663	71,396	77,302	83,073	124,636
AUA	241,162	252,260	254,995	254,100	216,038

Subtotal AUM/A	306,825	323,656	332,297	337,173	340,674
Licensing	603,950	601,512	572,612	572,791	588,038

Total Platform Accounts	910,775	925,168	904,909	909,964	928,712

Advisors
AUM/A	13,833	14,140	14,613	14,206	13,887
Licensing	7,746	7,895	6,201	5,522	5,709

Total Advisors	21,579	22,035	20,814	19,728	19,596